UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2021
Commission File Number: 001-38465
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
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Delaware			91-2183967
(State or Other Jurisdiction of Incorporation)			(I.R.S. Employer Identification Number)

221 Main St.	Suite 1550	San Francisco	California	94105
(Address of Principal Executive Offices)				(Zip Code)
(415) 489-4940
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.
On January 11, 2021, DocuSign, Inc. (the “Company”) entered into a credit agreement (“the Credit Agreement”) by and among the Company, certain subsidiaries of the Company from time to time as guarantors, the several lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and L/C issuer, the other L/C issuers from time to time party thereto, and BofA Securities, Inc. and Silicon Valley Bank, as joint lead arrangers and joint bookrunners, pursuant to which the Lenders would extend to the Company a revolving credit facility in an aggregate principal amount of $500,000,000, which amount may be increased by an additional $250,000,000 subject to the terms of the Credit Agreement.
Revolving loans may be borrowed, repaid and reborrowed until the earlier of (i) January 11, 2026 and (ii) 91 days prior to the maturity date of any Indebtedness (as such term is defined in the Credit Agreement) with an aggregate outstanding principal amount that exceeds the greater of (x) $150,000,000 and (y) 50% of Consolidated EBITDA as of the most recent four fiscal quarter period preceding such 91st day for which financial statements were required to be delivered pursuant to the Credit Agreement, unless the Company satisfies certain conditions set forth in the Credit Agreement, at which time all amounts borrowed must be repaid.
Revolving loans may be prepaid, and revolving loan commitments may be permanently reduced by the Company in whole or in part, without penalty or premium.
As of January 11, 2021, the Company had no outstanding revolving loans under the Credit Agreement.
Revolving loans under the Credit Agreement will bear interest, at the Company’s option, at either (i) a floating rate per annum equal to the base rate plus a margin of from 0.25% to 0.75% depending on the Company’s Consolidated Leverage Ratio or (ii) a per annum rate equal to the rate at which dollar deposits are offered in the London interbank market plus a margin of from 1.25% to 1.75%, depending on the Company’s Consolidated Leverage Ratio. During a payment event of default under the Credit Agreement, the applicable interest rates are increased by 2.0% per annum.
In the Credit Agreement, the base rate is defined as the greatest of (i) Bank of America’s prime rate, (ii) the federal funds rate plus 0.50% or (iii) a per annum rate equal to the rate at which dollar deposits are offered in the London interbank market for a period of one month (but not less than zero) plus 1.00%. Loans based on the base rate shall be made only to domestic borrowers and denominated in U.S. Dollars.
Under the Credit Agreement, the Company will pay to the Administrative Agent for the account of each revolving lender a commitment fee on a quarterly basis based on amounts committed but unused under the revolving facility from 0.25 to 0.30% per annum depending on the Company’s Consolidated Leverage Ratio. The Company is also obligated to pay the Administrative Agent fees customary for credit facilities of these sizes and types.
The Credit Agreement contains customary representations, warranties, and affirmative and negative covenants, including financial covenants. The negative covenants include restrictions on the incurrence of liens and indebtedness, certain investments, dividends, stock repurchases and other matters, all subject to certain exceptions. The financial covenants require (a) the Company not to exceed a maximum leverage ratio of 4.00:1.00, subject to a step-down to 3.75:1.00 after four fiscal quarters, and subject to a step-up by 0.50:1.00 at the election of the Company for four fiscal quarters following an Qualified Acquisition (as defined in the Credit Agreement), and (b) the Company not to have a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of less than 3.00:1.00.
The Credit Agreement includes customary events of default that include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of certain covenants, cross default to certain other indebtedness, bankruptcy and insolvency events, material judgments, change of control and certain material ERISA events. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement.
The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries. The Company’s obligations under the Credit Agreement are secured by a first priority security interest in substantially all of the assets of the Company and certain of the Company’s subsidiaries.
The Administrative Agent and the Lenders, and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

The foregoing summary and description of the provisions of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 99.1 with this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 – Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 is incorporated herein by reference.
Item 8.01 – Other Events.
Credit Facility Press Release
A copy of the press release announcing the Company’s entry into the Credit Agreement is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
Proposed Offering of Convertible Senior Notes Press Release
On January 11, 2021, the Company issued a press release announcing that it proposes to offer, subject to market conditions and other factors, $500.0 million aggregate principal amount of convertible senior notes due 2024 in a private placement (the “Notes”). The Company also intends to grant the initial purchasers of the Notes an option to purchase up to an additional $75.0 million aggregate principal amount of notes.
The Notes will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.
A copy of the press release announcing the proposed offering of the Notes is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Credit Agreement, dated as of January 11, 2021, among the Company, Bank of America, N.A., BofA Securities, Inc. and Silicon Valley Bank, and the lenders thereunder.

99.2	Press release dated January 11, 2021 announcing entry into Credit Agreement

99.3	Press release dated January 11, 2021 announcing the proposed offering of the Notes

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: January 11, 2021

DOCUSIGN, INC.

By:	/s/ Cynthia Gaylor
Cynthia Gaylor
Chief Financial Officer
(Principal Accounting and Financial Officer)